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                                                                   EXHIBIT 10.52

                              INVESTMENT AGREEMENT


          THIS AGREEMENT dated as of March 15, 2001 (this "AGREEMENT") among SecurityVillage.com Inc., a Delaware corporation ("SECURITYVILLAGE"), SecurityVillage Technologies, Ltd., Security Associates International, Inc., a Delaware corporation ("SAI"), KC Acquisition Corp., a New Jersey corporation ("KING"), TJS Partners, L.P., a New York limited partnership ("TJS"), James S. Brannen, Ron Davis, the King Stockholders (as defined herein) (King and the King Stockholders are parties hereto solely for the purposes of Article 2, Section 3.2, Article 5, Sections 6.1, 6.2, 6.5 and Article 7) and the SecurityVillage Controlling Stockholders (as defined herein). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.1 hereof.


                                    RECITALS

     1. Pursuant to a letter among SecurityVillage, SAI, King, TJS and certain individuals dated April 21, 2000, as amended on May 10, 2000 (as so amended, the "LETTER AGREEMENT"), the parties thereto agreed to negotiate in good faith the terms and conditions of definitive agreements regarding the acquisition of Monital Signal Corp. ("MONITAL") by King, the subsequent acquisition of King by SAI, the making of certain direct investments in SAI by SecurityVillage, the granting by SAI and by each of Thomas Few, Timothy McGinn and David Smith (the "KING STOCKHOLDERS") of certain options to SecurityVillage to purchase securities of SAI, and the proposed future business combination of SAI and SecurityVillage under certain circumstances (collectively, the "TRANSACTIONS").

     2. On May 11, 2000:

     (a) Pursuant to a Share Purchase Agreement dated as of May 11, 2000 and other related agreements, King became the direct and indirect owner of 99% of Monital (collectively, the "MONITAL TRANSACTIONS").

     (b) The King Stockholders entered into a Plan and Agreement of Merger (the "KING ACQUISITION AGREEMENT"), providing for the merger of King with and into a wholly owned subsidiary of SAI (the "King Acquisition").

     3. In response to intervening circumstances, all of the parties hereto have agreed to supercede and restate the Letter Agreement in its entirety as set forth herein.

     4. SAI provides monitoring and dispatch services on behalf of dealers and directly to consumers relating to critical events, provides other remote monitoring of electronic devices and provides ancillary services to those dealers that may include but not be limited to marketing, financial, educational business management, all as set forth in further detail in SAI's filings as made with the Securities and Exchange Commission and in SAI's press releases. Additionally, SAI intends to continue to develop and offer to its customers new services which are compatible with, or complimentary to, the foregoing.

     5. SecurityVillage Technologies invests and develops strategic marketing agreements with primary technology companies which develop products in the security and


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related industries; and markets those products on a business-to-business basis to distributors and other companies that utilize or sell those products to consumers of those products or services.

                                    AGREEMENT


          In consideration of the premises and of the mutual covenants, terms and conditions herein contained, the parties hereto agree as follows:

                             ARTICLE 1 DEFINITIONS

Section 1.1 Definitions

          The following terms, as used herein, have the following meanings:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession of the power to direct or cause the direction of the management and policies of a Person.

          "AGREEMENT PARTY" means each party to this Agreement, including any Person who becomes a party to this Agreement after the date hereof.

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement , dated as of the date of the Investment Closing, between SAI and SecurityVillage, as the same may be amended from time to time.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized by law to close.

          "CONTRACT" means any contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license.

          "CORPORATE PARTIES" mean SecurityVillage, King and SAI.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any exchange, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any political subdivision.

          "INVESTMENT CLOSING" has the meaning given to such term in Section
3.1.

          "INVESTOR LETTER" shall mean an investor letter in the form attached hereto, including representations and agreements substantially similar to
Section 5.6.

          "KING SHARES" mean all of the outstanding common stock of King.



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          "KING STOCKHOLDERS" has the meaning set forth in Paragraph 1 of the
Recitals, including their successors and assigns.

          "LETTER AGREEMENT" has the meaning set forth in Paragraph 1 of the Recitals.

          "MONITAL" has the meaning set forth in Paragraph 1 of the Recitals.

          "MONITORING SERVICES" means the provision of remote alarm monitoring services to Subscribers, and all related remote security services.

          "PERSON" means an individual or entity.

          "SAI" has the meaning set forth in the introductory paragraph to this Agreement.

          "SAI COMMON" means the common stock, par value $0.001 per share, of SAI.

          "SAI CONTROLLING STOCKHOLDERS" means TJS, James S. Brannen and Ron Davis.


          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITYVILLAGE" has the meaning set forth in the introductory paragraph to this Agreement.

          "SECURITYVILLAGE CONTROLLING STOCKHOLDERS" means each of St. Martins Holdings II, Limited, Moshe Cohen, Audiogard International and 3K Digital Limited.

          "SECURITYVILLAGE DESIGNEES" shall mean those person or persons to be designated by SecurityVillage to acquire the shares of Series A Preferred and/or Warrants hereunder or SAI Common under the Asset Purchase Agreement, each of whom shall deliver an Investor Letter to SAI on or prior to the Investment Closing, which may include an escrow agent so long as each of the beneficiaries of the escrow arrangement have delivered an Investor Letter to SAI;

          "SECURITYVILLAGE TECHNOLOGIES" shall mean SecurityVillage Technologies, Ltd., an Israeli corporation.


          "SERIES A PREFERRED" means the Series A Convertible Preferred Stock, par value $10.00 per share, of SAI, of which there shall be 167,686 total authorized shares, each having a liquidation value of $350 per share and convertible into 100 shares of SAI Common, and otherwise having substantially the terms, preferences and provisions set forth in the Certificate of Designations therefore filed in the State of Delaware, as amended. The Series A Preferred shall rank junior as to the Series C Preferred and Series D Preferred, as to liquidation preference and dividends. Except as to liquidation and dividend preference and their respective liquidation values, the Series A Preferred, Series C Preferred and Series D Preferred shall be substantially identical in all other material respects.

          "SERIES C PREFERRED" means the Series C Convertible Preferred Stock, par value $10.00 per share, of SAI, of which there shall be 36,000 total shares authorized, each having a

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liquidation value of $350 per share and convertible into 100 shares of SAI
Common, and otherwise having substantially the terms, preferences and provisions set forth in the Certificate of Designations therefore filed in the State of Delaware. The Series C Preferred and Series D Preferred shall rank pari pasu as to each other, and collectively rank senior over the Series A Preferred, as to liquidation preference and dividends. Except as to liquidation and dividend preference and their respective liquidation values, the Series A Preferred, Series C Preferred and Series D Preferred shall be substantially identical in all other material respects.

          "SERIES D PREFERRED" means the Series D Convertible Preferred Stock, par value $10.00 per share, of SAI, of which there shall be 9,000 total shares authorized, each having a liquidation value of $450 per share and convertible into 100 shares of SAI Common, and otherwise having substantially the terms, preferences and provisions set forth in the Certificate of Designations therefor filed in the State of Delaware. The Series C Preferred and Series D Preferred shall rank pari passu as to each other, and collectively rank senior over the Series A Preferred, as to liquidation preference and dividends. Except as to liquidation and dividend preference and their respective liquidation values, the Series A Preferred, Series C Preferred and Series D Preferred shall be substantially identical in all other material respects.

          "SUBSCRIBER" means an individual or entity who has contracted to obtain Monitoring Services.

          "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by any Person.

          "TRANSACTIONS" has the meaning set forth in Paragraph 1 of the Recitals.

Section 1.2 Interpretation, Etc.

          Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                    ARTICLE 2 KING ACQUISITION TRANSACTIONS

Section 2.1 King Acquisition

            (a) Consummation of King Acquisition. SAI, King and the King Stockholders agree to take all commercially reasonable steps to cause the King Acquisition to be consummated as soon as practicable on the terms set forth in the King Acquisition Agreement, as amended by Amendment No.1 thereto dated as of March ___, 2001 (collectively, the "AMENDED KING AGREEMENT"), subject to the respective rights of each Agreement Party thereunder. The parties hereto consent and agree to the execution, delivery and performance of the Amended

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King Agreement, together with such other changes as may hereafter be mutually agreed by SAI, King and the King Stockholders (the "KING ACQUISITION").

          (b) Consideration. The consideration to be paid to the King Stockholders in the King Acquisition, allocated as stated in the Amended King Agreement, shall be as follows:

              (1) An aggregate of 36,000 shares of Series C Preferred.

              (2) An aggregate of 9,000 shares of Series D Preferred.

              (3) Cash in the aggregate amount of $6,500,000.

          (c) SAI Preferred Stock; Registration Rights. SAI, the King Stockholders, SecurityVillage and the holders of the approximately 100,000 shares of outstanding Series A Preferred whose underlying SAI Common is not already registered (the "UNREGISTERED SERIES A"), will enter into a Registration Rights Agreement in the form attached hereto as Exhibit 2.1 (the "REGISTRATION RIGHTS AGREEMENT").

Section 2.2 Simultaneous SV Transactions

            The parties hereto agree that, in addition to the transactions contemplated by Section 3.1, simultaneously with the closing of the King Acquisition, the following Transactions shall occur:

            (a) SecurityVillage Acquisition of SAI Common. SAI shall issue 1,000,000 shares of SAI Common to SecurityVillage or the SecurityVillage Designees in consideration of SecurityVillage's services in connection with King's acquisition of Monital; provided, that if SecurityVillage does not consummate the SV Investment (as defined in Section 3.1), then SAI shall not issue these shares to SecurityVillage.

            (b) SAI Common in Exchange for the Monital Note. SAI shall issue an additional 300,000 shares of SAI Common in exchange and in full payment for the $1,500,000 promissory note made by King in favor of SecurityVillage or its designees, against receipt of the original note marked "cancelled."

            (c) SecurityVillage Technologies Warrants. At the closing of the King Acquisition, SecurityVillage Technologies shall issue to SAI a stock purchase warrant, entitling SAI to purchase fifteen percent (15%) of SecurityVillage Technologies on a fully diluted basis (subject to customary adjustments for stock splits and the like and subject to customary antidilution provisions) (the "SV WARRANTS"). The SV Warrants shall have a term of ten (10) years and shall have an exercise price reflecting a fully diluted enterprise value equal to the lower of (i) the pre-money valuation at the time of SecurityVillage Technologies' initial public offering, or (ii) $50,000,000.

                      ARTICLE 3 SECURITYVILLAGE INVESTMENT

Section 3.1 SecurityVillage Investment

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           (a) Within three (3) business days of the satisfaction of the
Financing Condition (defined below), but in no event later than March 30, 2001, SecurityVillage or the SecurityVillage Designees shall purchase and SAI shall issue to SecurityVillage or the SecurityVillage Designees, for a total cash purchase price of $10,500,000: (i) 30,000 shares of Series A Preferred and (ii) stock purchase warrants entitling the holder of such warrants to purchase 4,500,000 shares of SAI's common (the "WARRANTS"). The Warrants will have an exercise price of $3.50 per share and otherwise have the terms and provisions set forth on Exhibit 3.1 attached hereto.

           (b) Completion of the purchase and sale of the Series A Preferred and the Warrants is subject to (i) the receipt by SecurityVillage of at least $14,000,000 in new financing cash, or such lesser amount as SecurityVillage deems sufficient to consummate the transactions contemplated hereunder (the "FINANCING CONDITION") and (ii) the consummation of the Asset Purchase Agreement ("ASSET PURCHASE AGREEMENT CONDITION"). If the Financing Condition has not been satisfied by March 30, 2001, then this Agreement shall terminate in accordance with Section 3.1(c). If the Financing Condition and the Asset Purchase Agreement Condition have been satisfied on or prior to March 30, 2001, then SecurityVillage and SAI shall, within three days following the date that such Financing Condition has been satisfied, but in no event later than March 30, 2001, consummate the purchase and sale of Series A Preferred and Warrants contemplated by Section 3.1(a) at a closing (the "INVESTMENT CLOSING"), to occur at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois, 60606, or at such other place as may be mutually agreed by the parties. At the Investment Closing, SecurityVillage shall pay to SAI a total of $10,500,000 by wire transfer of immediately available funds, against delivery by SAI of the shares of Series A Preferred and Warrants contemplated hereby to SecurityVillage and/or the SecurityVillage Designees; provided, that if at the time of the Investment Closing the AMEX Approval (as defined in the Asset Purchase Agreement) has not been obtained, then the Series A Preferred and Warrants will be issued to an escrow agent mutually agreeable to SAI and SecurityVillage (the "ESCROW AGENT"), to hold for the benefit of SecurityVillage and the SecurityVillage Designees, pursuant to an escrow agreement to be mutually agreed upon by SecurityVillage, SAI and the Escrow Agent. The consummation of the issuance and sale of the Series A Preferred and the Warrants either directly or in escrow, as contemplated hereby, is referred to herein as the "SV INVESTMENT."

           (c) If SecurityVillage has not completed the SV Investment for $10,500,000 on or prior to March 30, 2001, then (i) SAI and the King Stockholders shall have the full and unfettered right to consummate the King Acquisition without reference to, obligation or accounting to, or the need to seek the agreement of, SecurityVillage whatsoever (other than issuing the shares of SAI Common expressly contemplated by Sections 2.2(b), and 7.1), and (ii) this Agreement shall be terminated and shall be of no further force and effect, other than Sections 2.2(b) and 7.1, which shall remain in full force and effect and enforceable by the parties.

Section 3.2 Stockholders Agreement; Board Representation

           In connection with the SV Investment, SecurityVillage, SAI, the King Stockholders and the holders of the currently outstanding Series A Preferred will enter into a Stockholders Agreement in the form attached hereto as Exhibit
3.2 (the "STOCKHOLDERS AGREEMENT").


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                 ARTICLE 4 ASSET PURCHASE WITH SECURITYVILLAGE

Section 4.1 Asset Purchase

            At or promptly after the consummation of the SV Investment in accordance with Article 3, SAI and SecurityVillage shall enter into the Asset Purchase Agreement in the form attached hereto as Exhibit 4.1 (the "ASSET PURCHASE AGREEMENT").

Section 4.2 SecurityVillage Distribution Agreement

            Upon closing of the Asset Purchase Agreement, SAI and
SecurityVillage Technologies shall enter into an agreement, in the form attached hereto as Exhibit 4.2.

Section 4.3 Video Domain Option

            In consideration for TJS renegotiating the Letter Agreement and entering into this Agreement, SecurityVillage will assign to TJS or its designees (the "HOLDER"), fifty percent (50%) of SecurityVillage's option (the "VIDEO DOMAIN OPTION") to acquire ten percent (10%) of the fully diluted capital stock of Video Domain, an Israeli corporation ("VIDEO DOMAIN"), at an aggregate exercise price of $2,050,000 (the "VIDEO DOMAIN ASSIGNMENT"). The parties hereby acknowledge and agree that the Video Domain Assignment is subject to SecurityVillage receiving the consent of Video Domain to the Video Domain Assignment (the "VIDEO DOMAIN CONSENT"). SecurityVillage shall use its best efforts to obtain the Video Domain Consent. If SecurityVillage has not obtained the Video Domain Consent prior to the closing of the Asset Purchase Agreement, the Video Domain Assignment shall be made as soon thereafter as practicable following the receipt by SecurityVillage of the Video Domain Consent. Unless and until Video Domain provides to SecurityVillage the Video Domain Consent, SecurityVillage shall (a) maintain the Video Domain Option in full force and effect, and shall not amend, release or take any action to waive or otherwise impair or exercise the Video Domain Option, except as contemplated herein, and
(b) (i) exercise the Video Domain Option upon the request of Holder and receipt of payment of the exercise price from Holder and (ii) distribute to Holder the securities received by SecurityVillage upon exercise of the Video Domain Option. At the request of Holder, SecurityVillage shall give Holder copies of all information it receives from Video Domain. SecurityVillage hereby grants to Holder a security interest in the Video Domain Option, any securities issued upon exercise of the Video Domain Option, and any proceeds therefrom or substitutions thereof to secure its obligations under this Section 4.3 and agrees to take such actions as reasonably requested to perfect the security interest of Holder therein.

                    ARTICLE 5 REPRESENTATIONS AND WARRANTIES

            As a material inducement to the other Agreement Parties to enter into this Agreement, each Agreement Party, as to itself, represents and warrants to the others that:

Section 5.1 Organization

            Each Corporate Party is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is authorized to do business in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. TJS is

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a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

Section 5.2 Authorization of Transactions

            Each Agreement Party has all requisite power, authority and legal capacity to enter into this Agreement, subject to any stockholder approval that may be required by AMEX. The execution, delivery and performance of this Agreement by each of the Corporate Parties and the consummation of each of the transactions contemplated hereby have been duly and validly approved by its board of directors, and no other corporate proceedings on the part of any Corporate Party are necessary to authorize the execution, delivery and performance of this Agreement by Agreement Parties and the consummation by any of them of the transactions contemplated hereby and thereby, other than in the case of the Corporate Parties obtaining, where regulated, the approval of their respective stockholders. This Agreement has been duly and validly executed and delivered by each of the Agreement Parties and, subject (in the case of the Corporate Parties) to the obtaining, where required by applicable laws and regulations, of the approval of their respective stockholders, constitutes legal, valid and binding obligations of each of the Agreement Parties enforceable against each of the Agreement Parties in accordance with their terms.

Section 5.3 Non-Contravention; Approvals and Consents

            (a) Except as set forth on each Agreement Party's Schedule 5.3(a), the execution and delivery of this Agreement does not, and the performance by each of them of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of its assets or properties or under any of the terms of (i) its certificate or articles of incorporation or bylaws (or other comparable charter documents), or (ii) subject to the obtaining of any necessary stockholders' approval and the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority, or (y) any contracts to which any of them or their assets are bound, excluding those which, in the aggregate, could not be reasonably expected to have a material adverse effect on any Agreement Party or on the ability of any Agreement Party to consummate the transactions contemplated by this Agreement.

            (b) Except: (i) as set forth on each Agreement Party's Schedule 5.3(b), (ii) for filings to be made with the SEC, the declaration of the effectiveness of any such filings by the SEC and filings with, and stockholder approvals required by, various Governmental and Regulatory Authorities that are required in connection with the transactions contemplated by this Agreement, and
(iii) for the filing of a certificate of merger and other appropriate documents with the relevant authorities of the states in which a Corporate Party is incorporated or qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other third party is necessary for the execution and delivery of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby , other than those which the failure to make or obtain, in the

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aggregate, could not be reasonably expected to have a material adverse effect on an Agreement Party or on the ability of it to consummate the transactions contemplated by this Agreement.

Section 5.4 Legal Proceedings

            There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of any Agreement Party, threatened against, relating to or affecting, nor are there any Governmental or Regulatory Authority investigations or audits pending or to the knowledge of any Agreement Party threatened against, relating to or affecting, such Agreement Party or any of its assets which, in the aggregate, could be reasonably expected to have a material adverse effect on it or on its ability to consummate the transactions contemplated by this Agreement, and there are no facts or circumstances known to any Agreement Party that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and none of the Agreement Parties is subject to any order of any Governmental or Regulatory Authority which, in the aggregate, is having or could be reasonably expected to have a material adverse effect on such Agreement Party or on its ability to consummate the transactions contemplated by this Agreement.

Section 5.5 Restricted Securities

            SecurityVillage understands that: (i) the SAI Common, Series A Preferred and Warrants to be issued pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws; (ii) such securities are being offered and issued in reliance upon federal and state exemption for transactions not involving any public offering; and (iii) all certificates representing securities of SAI issued pursuant to this Agreement, and any SAI Common issued upon conversion or exercise of such securities (collectively, "SAI SECURITIES") will bear on their face the following legend:

          The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. No transfer or sale of these shares or any interest therein may be made without such registration and qualification unless the issuer has received an opinion of counsel satisfactory to it that a proposed transfer or sale does not require registration or qualification under applicable law.

Section 5.6 Private Offering

            SecurityVillage further represents that: (i) the SAI Securities are being acquired by SecurityVillage for its own account, for investment purposes, and not with a view to distribution thereof (except for those SAI Securities to be distributed or designated for issuance to SecurityVillage Designees), (ii) SecurityVillage is an "accredited investor" as defined in Rule 501 under the Securities Act and is a sophisticated investor with knowledge and experience in business and financial matters; (iii) SecurityVillage has had access to all SEC Reports filed by SAI during the current year and the year preceding the current year, and has had the opportunity to obtain additional information and ask questions and receive answers as desired in order to evaluate the merits and risks inherent in holding the SAI Securities; (iv) SecurityVillage has not been offered the SAI Securities by any form of general advertising or general solicitation; and

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(v) SecurityVillage is able to bear the economic risk and lack of liquidity inherent in holding the SAI Securities.

Section 5.7 Capitalization.


            SecurityVillage hereby represents and warrants to SAI that set forth on Schedule 5.7 is a list setting forth the authorized and issued capital stock, by class, and all rights to acquire capital stock or securities convertible into or exchangeable for capital stock, of each of SecurityVillage and SecurityVillage Technologies as of the date hereof and after giving effect to the transactions contemplated hereby, including the name of the record owner and beneficial owner if known. SAI hereby represents and warrants to SecurityVillage that set forth on Schedule 5.7(b) is a list setting forth the authorized and issued capital stock, by class, and all rights to acquire capital stock or securities convertible into or exchangeable for capital stock, of SAI as of the date hereof and after giving effect to the transactions contemplated hereby, including the name of the record owner and beneficial owner if known. The SecurityVillage Controlling Stockholders collectively own approximately 47% of the voting capital stock of SecurityVillage on a fully diluted basis, which is sufficient under SecurityVillage's certificate of incorporation, bylaws and all voting agreements to authorize the transactions contemplated hereby. Except for the SecurityVillage Controlling Stockholders, no other person owns, directly or indirectly, more than 5% of the voting capital stock of SecurityVillage on a fully diluted basis.

Section 5.8 Disclosure

            The representations and warranties made by each Agreement Party herein, and all statements made in any exhibit, schedule or certificate furnished by any Agreement Party pursuant to this Agreement, do not contain, and at the time of the closing of the respective Transactions will not contain, any untrue statement of a material fact, or omit to state any material fact required to be stated herein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                   ARTICLE 6 CERTAIN COVENANTS AND AGREEMENTS

Section 6.1 No Inconsistent Agreements

            Each of the Agreement Parties shall use its best efforts to ensure that none of their respective Subsidiaries, Affiliates or shareholders enter into any agreement or take any action with respect to the Transactions or any other matter contemplated by this Agreement which is inconsistent with the fulfillment of its obligations under this Agreement or which otherwise conflicts with the provisions hereof.

Section 6.2 Fulfillment of Conditions

            Each of the Agreement Parties will proceed diligently to satisfy each condition to the other's obligations contained in this Agreement and to consummate the Transactions, and none will take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition or to cause any of the Transactions not to be consummated.

Section 6.3 Confidentiality



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            Each Corporate Party will hold, and will use its best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than an Affiliate or representative) all documents and information concerning any other Corporate Party or its Affiliates furnished to it by the other Corporate Party or its representatives in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall not apply to the extent that such documents or information can be shown to have been (a) previously known by the party receiving it, (b) in the public domain through no fault of the receiving party or (c) acquired by the receiving party from another source if the source is not under an obligation to another Corporate Party to keep such documents and information confidential. The foregoing shall not apply: (a) if a party is compelled to disclose by judicial or administrative process or by other requirements of law; (b) if confidential information is disclosed in an action or proceeding brought by a Corporate Party in pursuit of its rights or in the exercise of its remedies; or (c) to a Corporate Party's use of documents and information concerning the other Corporate Party after acquiring another Corporate Party. In the event the King Acquisition or the merger contemplated by the Merger Agreement is not consummated, upon the request of a disclosing Corporate Party, each other Corporate Party to the transaction that was not consummated will, and will cause its Affiliates and their respective representatives to, promptly return all copies of confidential documents and information furnished by the disclosing Corporate Party and destroy all writings containing confidential information.

Section 6.4 Approvals

            Subject to the exercise of fiduciary obligations under applicable law as advised in writing by independent legal counsel, each Corporate Party shall deliver resolutions of its board of directors approving all necessary corporate actions required to fulfill such Corporate Party's obligations pursuant to this Agreement. Each Corporate Party shall take all commercially reasonable steps to obtain the adoption and approval of such corporate actions by such Corporate Party's stockholders where necessary.

Section 6.5 Voting Agreement

            In the event that SAI in its sole discretion determines that a vote of its stockholders is required to approve any or all of the transactions contemplated hereby, each of the parties to this Agreement hereby agree to vote all shares they control and are entitled to vote in favor of the transactions contemplated hereby at any meeting of stockholders or written consent requested by SAI. SecurityVillage agrees to promptly call a meeting of its stockholders to approve the transactions contemplated hereby, and each of the SecurityVillage Controlling Stockholders agree to vote all shares of SecurityVillage's voting capital stock held or controlled by them, in favor of all of the transactions contemplated hereby.

Section 6.6 SecurityVillage Designees

            Prior to the Investment Closing, SecurityVillage will deliver to SAI a schedule that sets forth the SecurityVillage Designees who will acquire the SAI Securities contemplated by Section 2.2 and Articles 3 and 4 hereof and specifies, for each such SecurityVillage Designee, the SAI securities they will receive. The SAI securities may initially be held by an escrow agent on behalf of SecurityVillage and the SecurityVillage Designees.

                            ARTICLE 7 MISCELLANEOUS

Section 7.1 Entire Agreement; Mutual Release

            This Agreement and any other agreements executed in connection herewith, including without limitation, Amended King Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, including without limitation, the Letter Agreement. Without limiting the generality of the foregoing, this Agreement supersedes the Letter Agreement in its entirety and the Letter Agreement is hereby terminated and shall be of no further force and effect. Each party hereto releases and forever discharges each other party hereto and its respective agents, servants, members, managers, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations, and organizations acting on their behalf, from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever, known or unknown, liquidated or unliquidated, certain or contingent, that such Party hereto has had, now has, may now have or claim to have, or may hereafter have, against each and every other party hereto, on account of, in connection with, or in any way touching, concerning, relating to, arising out of or founded upon, the Letter Agreement and any of the transactions contemplated thereby, whether oral or written, including all such loss or damage of any kind heretofore sustained, or that may otherwise arise as a consequence of the dealings between the Parties hereto up to and including the date of this Agreement, other than the obligations of a party under the express terms of this Agreement or any definitive agreement executed by such party pursuant to this Agreement or pursuant to the Letter Agreement (collectively, the "RELEASED CLAIMS"). Each party hereby represents and warrants to the other parties that such party has not sold, assigned or transferred any Released Claims (in whole or in part), agrees not to bring any action with respect to any of the Released Claims and agrees that this Section 7.1 may be plead as a complete defense and bar to any such action.

Section 7.2 No Assignment; Binding Effect

            Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

Section 7.3 Amendment; Waiver; Termination

            No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except in writing executed by each of the Agreement Parties.

Section 7.4 Public Announcements

            Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, none of the

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

Agreement Parties will, or permit any of their representatives to, cause the publication of any press release or other public announcement relating to the Transactions without the consent of the Corporate Parties, which consent shall not be unreasonably withheld, provided, however such consent will be deemed given five (5) days after receipt of the material sought to be published if consent is not withheld in writing. The Corporate Parties will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Transactions, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable, but in no event less than five (5) days prior to publication.

Section 7.5 No Third-Party Beneficiaries

            The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than the SecurityVillage Designees.

Section 7.6 Intentionally omitted.


Section 7.7 Notices

            All notices and other communications given or made pursuant hereto, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

if to SecurityVillage, to: SecurityVillage.com, Inc.
                           85 Nedinat Ha'yehudin
                           P.O. Box 4036
                           Herzliya Pitauch
                           46140 Israel
                           Facsimile: 972-9-955-7580


if to SAI, to:             Security Associates International, Inc.
                           2101 S. Arlington Heights Road, Suite 100
                           Arlington Heights, IL 60005-4142
                           Facsimile:  847-956-9360
                           Attn: President


with a copy to:            Sachnoff & Weaver, Ltd.
                           30 South Wacker Drive, Suite 2900
                           Chicago, IL 60606
                           Facsimile: 312-207-6400
                           Attn: Jeffrey Schumacher
if to TJS:                  TJS Partners, L.P.
                            115 East Putnam Avenue
                            Greenwich, CT 06830
                            Facsimile:  203-629-9594

if to King:                 KC Acquisition Corp.
                            P.O. Box 1943
                            South Hackensack, NJ 07606-0543

if to Thomas Few:           Mr. Thomas Few Sr.
                            C/o King Acquisition Corp.
                            325 South River Street
                            Hackensack, NJ 07601

if to Timothy McGinn:       Mr. Timothy McGinn
                            C/o McGinn Smith
                            99 Pine Street
                            Albany, NY 12207

if to David Smith:          Mr. David Smith
                            C/o McGinn Smith
                            99 Pine Street
                            Albany, NY 12207

for each of King, Few,
McGinn and Smith,
with a copy to:             Shapiro & Croland
                            411 Hackensack Avenue, 6th Floor
                            Hackensack, NJ 07601
                            Attn: Bruce J. Ackerman


if to any other Agreement Party, to the address set forth opposite its name on the signature pages hereto.

Section 7.8 Headings

            The headings contained in this Agreement and in the Schedules and Exhibits hereto are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 7.9 Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 7.10 Applicable Law

             This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 7.11 Invalid Provisions

             If any provision of this Agreement is held to be illegal, invalid or unenforceable and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 7.12 Specific Enforcement

             The parties hereto agree and acknowledge that money damages would not be a sufficient remedy for any breach of any provision of this agreement by any of the parties hereto and that any such breach would constitute immediate and irreparable harm, and that in addition to all other remedies which any party hereto may have, each party will be entitled, without posting any bond, to specific performance and injunctive relief, without showing any actual damage, or other equitable relief as a remedy for any such breach.

Section 7.13 Mutual Drafting

                  This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Agreement Parties, and shall not be construed for or against any Agreement Party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         SECURITYVILLAGE.COM INC.

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                         SECURITYVILLAGE TECHNOLOGIES, LTD.

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                         SECURITY ASSOCIATES INTERNATIONAL, INC.

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                         KC ACQUISITION CORP.*

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                         TJS PARTNERS. L.P.

                                         By: TJS Management, L.P.
                                             General Partner

                                             By: TJS Corporation
                                                 General Partner

                                                 By:________________________
                                                 Thomas J. Salvatore
                                                 President

                                                --------------------------------
                                                       JAMES S. BRANNEN


                                                --------------------------------
                                                           RON DAVIS


                                                --------------------------------
                                                          THOMAS FEW*


                                                --------------------------------
                                                        TIMOTHY MCGINN*


                                                --------------------------------
                                                          DAVID SMITH*


                                                --------------------------------
                                                          MOSHE COHEN





                                                ST. MARTINS HOLDINGS II, LIMITED


                                                By:_____________________________


                                                Title:__________________________





                                                AUDIOGUARD INTERNATIONAL


                                                By:_____________________________


                                                Its:____________________________





                                                3K DIGITAL LIMITED


                                                By:_____________________________


                                                Its:____________________________





                                                * For purposes of Article 2,
                                                  Section 3.2, Article 5,
                                                  Section 6.1, 6.2, 6.5, and
                                                  Article 7 only.


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